Exhibit 99.1

AugustA Gold ANNOUNCES C$10 MILLION BOUGHT DEAL OFFERING

Vancouver, B.C., January 10, 2023 — Augusta Gold Corp. (TSX:G; OTCQB:AUGG; FSE:11B) (“Augusta Gold” or the “Company”) is pleased to announce that it has entered into an agreement with Eight Capital, to act as the lead underwriter and sole bookrunner on its own behalf and, if applicable, on behalf of a syndicate of underwriters (collectively, the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, on a bought deal underwritten basis, 5,847,954 units of Augusta Gold (the “Units”) at a price of C$1.71 per Unit for aggregate gross proceeds of approximately C$10 million (the “Offering”). Each Unit will be comprised of one share of the Company’s common stock and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”). Each Warrant will entitle the holder to acquire one share of the Company’s common stock for a period of 36 months following the closing of the Offering at a price of C$2.30.

In addition, Augusta Gold has agreed to grant the Underwriters an option (the “Over-Allotment Option”), exercisable at any time, in whole or in part, until the date that is 30 days following the closing of the Offering, to purchase up to an additional 15% of the number of Units. The Over-Allotment Option may be exercised for the purpose of covering over-allotments made in connection with the Offering and for market stabilization purposes. The Offering is expected to close on or about January 18, 2023, subject to customary closing conditions, including the approval of the Toronto Stock Exchange.

Augusta Gold intends to use the net proceeds of the Offering for the advancement of the Bullfrog Project, and for working capital and general corporate purposes.

The Offering is being made in the United States pursuant to a preliminary prospectus supplement to the base prospectus contained in the shelf registration statement on Form S-3 (No. 333-266055) that was filed by Augusta Gold with the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and declared effective by the SEC on August 18, 2022, and in Canada pursuant to the final northbound multijurisdictional disclosure system base shelf prospectus dated August 18, 2022 that was filed with the securities regulators in each of the provinces and territories of Canada other than Québec (collectively, the “Canadian Regulators”). The Offering is being made only by means of a U.S. and Canadian preliminary prospectus and accompanying base prospectus. Prospective investors should carefully read the preliminary prospectus supplement, the final prospectus supplement, when available, the accompanying base prospectus and related registration statement.

An underwriting agreement, as well as the U.S. or Canadian preliminary prospectus supplements, the final prospectus supplements, when available, and accompanying base prospectus relating to and describing the terms of the Offering have been or will be filed with the SEC and the Canadian Regulators, and will be available on the SEC’s website at www.sec.gov and at www.sedar.com under Augusta Gold’s profile. Copies of the underwriting agreement, the U.S. or Canadian preliminary prospectus supplements, the final prospectus supplements, when available, and the accompanying base prospectus relating to the offering may also be obtained, when available, by contacting Eight Capital Attention: Enoch Lee at 647-265-8217 or email: elee@viiicapital.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these or any other securities. There shall not be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Enquiries

Telephone: 604-638-1468

Email: info@augustagold.com

About Augusta Gold

Augusta Gold is an exploration and development company focused on building a long-term business that delivers stakeholder value through developing the Reward and Bullfrog gold projects and pursuing accretive M&A opportunities. The Reward and Bullfrog gold projects are located in the prolific Bullfrog mining district approximately 120 miles north-west of Las Vegas, Nevada and just outside of Beatty, Nevada. The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information contained in this new release constitute “forward-looking statements”, and “forward-looking information” within the meaning of applicable securities laws (collectively, “forward-looking statements”). These statements appear in a number of places in this news release and include statements regarding our intent, or the beliefs or current expectations of our officers and directors, including the anticipated closing date of the Offering, the anticipated use of proceeds of the Offering and our focus on building a long-term business that delivers stakeholder value through developing the Reward and Bullfrog gold projects and pursuing accretive M&A opportunities. When used in this news release words such as “to be”, "will", "planned", "expected", "potential", “anticipated” and similar expressions are intended to identify these forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements and/or information are reasonable, undue reliance should not be placed on forward-looking statements since the Company can give no assurance that such expectations will prove to be correct. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to vary materially from those anticipated in such forward-looking statements, including the risks, uncertainties and other factors identified in the Company's periodic filings with Canadian Regulators and the SEC. Such forward-looking statements are based on various assumptions, including assumptions made with regard to assumptions about future prices of gold, and other metal prices, currency exchange rates and interest rates, favourable operating conditions, political stability, obtaining governmental approvals and financing on time, obtaining renewals for existing licenses and permits and obtaining required licenses and permits, labour stability, stability in market conditions, the impact from the pandemic of the novel coronavirus (COVID-19), availability of equipment, the availability of drill rigs, the timing of the publication of any updated mineral resource estimates. While the Company considers these assumptions to be reasonable, based on information currently available, they may prove to be incorrect. Except as required by applicable law, we assume no obligation to update or to publicly announce the results of any change to any forward-looking statement contained herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. If we update any one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should not place undue importance on forward-looking statements and should not rely upon these statements as of any other date. All forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary note.

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